Exhibit 10.1

SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

dated September 27, 2024

by and among

MATTHEWS INTERNATIONAL CORPORATION

and each of the other Grantors party hereto

in favor of

CITIZENS BANK, N.A.

as Administrative Agent

TABLE OF CONTENTS

SECTION 1.	Defined Terms	3

SECTION 2.	The Security Interests	16

SECTION 3.	Grantors Remain Obligated	16

SECTION 4.	Representations and Warranties	17
(a)	Representations and Warranties of Each Grantor	17
(b)	Representations and Warranties of Each Grantor	20

SECTION 5.	Further Assurances; Covenants	22
(a)	General	22
(b)	Accounts, Etc	25
(c)	Equipment, Etc	26
(d)	Intellectual Property	26
(e)	Deposit Accounts, Chattel Paper, Investment Property and Letters of Credit	28
(f)	Commercial Tort Claims	29
(g)	Inspection	29
(h)	Material Contracts	29
(i)	Covenants of Each Grantor	30
(j)	Other Covenants of Each Grantor	30

SECTION 6.	Insurance, Reporting and Recordkeeping	33
(a)	Insurance	33
(b)	Maintenance of Records Generally	33
(c)	Special Provisions Regarding Maintenance of Records and Reporting Re: Accounts, Inventory and Equipment;	33
(d)	Further Identification of Collateral	34
(e)	Notices	34

SECTION 7.	General Authority	34

SECTION 8.	Remedies Upon an Event of Default	37

SECTION 9.	Limitation on the Administrative Agent’s Duty in Respect of Collateral	41

SECTION 10.	Application of Proceeds	42

SECTION 11.	Appointment of Co-Agents	42

SECTION 12.	Indemnity; Expenses	42

SECTION 13.	Security Interest Absolute	43

SECTION 14.	Additional Grantors	44

SECTION 15.	Termination of Security Interests; Release of Collateral	44

SECTION 16.	Reinstatement	46

i

Schedule 1	–	Commercial Tort Claims
Schedule 2	–	Pledged Debt Instruments
Schedule 3	–	Pledged Equity Interests
Schedule 4	–	State of Organization; Organizational Identification Number; Legal Name

Annex I	–	Completed Perfection Certificate

Exhibit A	–	Form of Copyright Security Agreement
Exhibit B	–	Form of Patent and Trademark Security Agreement
Exhibit C	–	Form of Pledge and Security Agreement Supplement

ii

SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

THIS SECOND AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Agreement”) dated September 27, 2024, by MATTHEWS INTERNATIONAL CORPORATION, a Pennsylvania corporation (the “Company”), and each applicable Subsidiary of the Company a signatory hereto and such other applicable Subsidiaries from time to time a party hereto pursuant to Section 14 hereof (together with the Company, each a “Grantor” and collectively the “Grantors”), in favor of Citizens Bank, N.A., as Administrative Agent (together with its successors and assigns, the “Administrative Agent”) for the benefit of itself and the other Secured Parties (as defined below).

W I T N E S S E T H:

WHEREAS, the Company, the Banks from time to time party thereto (the “Lenders”) and the Administrative Agent are party to that certain Third Amended and Restated Loan Agreement, dated March 27, 2020 (as previously amended, modified, extended, renewed, replaced, supplemented, and/or refinanced from time to time and as in existence immediately prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, in connection with the entry into the Existing Credit Agreement, certain of the Grantors entered into that certain First Amended, Restated and Consolidated Pledge Agreement, dated March 27, 2020 (as amended, supplemented, or otherwise modified from time to time, the “Existing Security Agreement”);

WHEREAS, the Company and the other applicable Grantors desire for the Company and the other Borrowers (as defined therein) party thereto, to enter into that certain Sixth Amendment to Loan Agreement, dated September 23, 2024 (the “Sixth Amendment”) (the Existing Credit Agreement, as modified by the Sixth Amendment and as may be further amended, modified, extended, renewed, replaced, supplemented, and/or refinanced from time to time, the “Credit Agreement”) and

WHEREAS, each Grantor desires to execute this Agreement to satisfy the conditions described immediately above.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms.

(a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the respective meanings given them in the Credit Agreement.

(b) The following terms, when used in this Agreement, shall have the following meanings:

“Account Debtor” shall have the meaning ascribed to such term in the UCC.

“Accounts” shall mean, for any Person, all “accounts” (as defined in the UCC), now or hereafter owned or acquired by such Person or in which such Person now or hereafter has or acquires any rights and, in any event, shall mean and include, without limitation, (i) any and all receivables, including, without limitation, all accounts created by, or arising from, all of such Person’s sales, leases, rentals or other dispositions of Goods or renditions of services to its customers (whether or not they have been earned by performance), including but not limited to, those accounts arising from sales, leases, rentals or other dispositions of Goods or rendition of services made under any of the trade names, logos or styles of such Person, or through any division of such Person; (ii) Instruments, Documents, Chattel Paper, Contracts, Contract Rights, acceptances, and tax refunds relating to any of the foregoing or arising therefrom; (iii) unpaid seller’s rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to any of the foregoing or arising therefrom; (iv) rights to any Goods relating to any of the foregoing or arising therefrom, including rights to returned, reclaimed or repossessed Goods; (v) reserves and credit balances relating to any of the foregoing or arising therefrom; (vi) Supporting Obligations and Letter of Credit Rights relating to any of the foregoing or arising therefrom; (vii) insurance policies or rights relating to any of the foregoing; (viii) General Intangibles relating to any of the foregoing or arising therefrom, including, without limitation, all Payment Intangibles and other rights to payment and books and records and any electronic media and software relating thereto; (ix) notes, deposits or property of Account Debtors relating to any of the foregoing or arising therefrom securing the obligations of any such Account Debtors to such Person; (x) healthcare insurance receivables; and (xi) cash and non-cash Proceeds of any and all the foregoing.

“Additional Pledged Collateral” shall mean any Pledged Collateral acquired by any Grantor after the date hereof and in which a Security Interest is granted pursuant to Section 2, including, to the extent a Security Interest is granted therein pursuant to such Section 2, (i) all additional Indebtedness from time to time owed to any Grantor by any obligor on the Pledged Debt Instruments and the Instruments evidencing such Indebtedness and (ii) all interest, cash, Instruments and other property or Proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

“Agreement” shall mean this Second Amended and Restated Pledge and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

“Bankruptcy Code” shall mean Title 11 of the United States Bankruptcy Code of 1978, as amended.

“Blocked Account Agreements” shall mean all Deposit Account Control Agreements and Investment Account Control Agreements.

“Chattel Paper” shall mean all “chattel paper” (as defined in the UCC) now owned or hereafter acquired by any Grantor or in which any Grantor has or acquires any rights, or other receipts of any Grantor, evidencing or representing rights or interest in such chattel paper.

“Collateral” shall mean, collectively, each Grantor’s right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

(i) all Accounts;

(ii) all Chattel Paper (whether tangible or electronic);

(iii) all Contracts;

(iv) all Contract Rights;

(v) all Deposit Accounts;

(vi) all Documents;

(vii) all Equipment;

(viii) all General Intangibles;

(ix) all Instruments;

(x) all Intellectual Property;

(xi) all Inventory;

(xii) all Investment Property;

(xiii) all Pledged Collateral;

(xiv) all Software;

(xv) all Commercial Tort Claims set forth on Schedule 1 or otherwise disclosed in writing to the Administrative Agent;

(xvi) all money, cash or cash equivalents;

(xvii) all Supporting Obligations and Letter-of-Credit Rights;

(xviii) all other Goods and personal property, whether tangible or intangible and whether or not delivered, including, without limitation, such other Goods and property (A) the sale or lease of which gives or purports to give rise to any Account or other Collateral, including, but not limited to, all Inventory and other merchandise returned or rejected by or repossessed from customers or (B) securing any Account or other Collateral, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such other Goods and personal property;

(xix) all substitutes and replacements for, accessories, attachment, and other additions to, any of the above and all products or masses into which any Goods are physically united such that their identity is lost;

(xx) all Collateral Records;

(xxi) all policies and certificates of insurance relating to any of the foregoing, now owned or hereafter acquired, evidencing or pertaining to any and all items of Collateral; and

(xxii) all products and Proceeds of all or any of the Collateral described above (including, but not limited to, any claim to any item referred to in this definition, and any claim against any third party for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under, or unearned premiums with respect to, policies of insurance) in whatever form, including, but not limited to, cash, Instruments, Chattel Paper, security agreements and other documents.

Anything in this Agreement to the contrary notwithstanding, “Collateral” shall not include (i) any Excluded Property, (ii) any parcel (or group of related parcels) of real property owned by a Grantor and (iii) (a) the Equity Interests of any Subsidiary so long as a pledge of its Equity Interests is not required under the terms and provisions of Section 5.15(b)(i) of the Credit Agreement and (b) the Equity Interests of any Foreign Subsidiary to the extent such Equity Interests exceeds 66% of the voting power of all classes of Equity Interests of such Foreign Subsidiary entitled to vote (within the meaning of Treas. Reg. Section 1.956-2(c)(2)); provided, however, that if and when any property shall cease to be Excluded Property, such property shall be deemed at all times from and after the date hereof to constitute Collateral. When the term “Collateral” is used without reference to a Grantor, then it shall be deemed to be a collective reference to the “Collateral” of all Grantors.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or showing the amounts thereof or payments thereon or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Commercial Tort Claims” shall mean, as to any Person, all “commercial tort claims” as such term is used in the UCC in or under which such Person may now or hereafter have any right, title or interest.

“Company” shall have the meaning given to that term in the introductory paragraph hereof.

“Contract Rights” shall mean, as to any Person, all of such Person’s then owned or existing and future acquired or arising rights under Contracts not yet fully performed and not evidenced by an Instrument or Chattel Paper, to the extent that the same may lawfully be assigned.

“Contracts” shall mean, as to any Person, all “contracts” as such term is used in the UCC, and, in any event shall mean and include, without limitation, all of such Person’s then owned or existing and future acquired or arising contracts, undertakings or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which such Person may now or hereafter have any right, title or interest, including, without limitation, any agreement relating to Inventory, the terms of payment or the terms of performance of any Account or any other Collateral.

“Copyright License” shall mean, as to any Person, any and all rights of such Person under any license, contract or other agreement, whether written or oral, granting any right under any Copyright, including, without limitation, the grant of any right to copy, publicly perform, create derivative works, manufacture, distribute, exploit or sell materials derived from any Copyright.

“Copyright Security Agreement” shall mean a Copyright Security Agreement, substantially in the form of Exhibit A hereto, executed and delivered by any Grantor granting a Security Interest in its Copyrights, as may be amended, modified or supplemented, from time to time, in accordance with its terms.

“Copyrights” shall mean, as to any Person, all of the following now owned or hereafter acquired by such Person or in which any Grantor now has or hereafter acquires any rights, priorities and privileges, including, without limitation, all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds and damages therefrom, whether arising under United States, multinational or foreign laws or otherwise: (i) all copyright registrations and applications and General Intangibles of like nature (whether registered or unregistered), all recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof, (ii) all reissues, continuations, extensions or renewals thereof and amendments thereto and (iii) all goodwill associated with or symbolized by any of the foregoing.

“Credit Agreement” shall have the meaning given to that term in the recitals hereto.

“Deposit Account Control Agreement” shall mean any agreement, in form and substance acceptable to the Administrative Agent in its sole discretion, executed by a Grantor, the Administrative Agent and the financial institution at which such Grantor maintains a Deposit Account.

“Deposit Accounts” shall mean, as to any Person, all “deposit accounts” (as defined in the UCC) now owned or hereafter acquired by such Person, or in which such Person has or acquires any rights, or other receipts, covering, evidencing or representing rights or interest in such deposit accounts, and, in any event, shall mean and include, without limitation, all of such Person’s demand, time, savings, passbook, money market or like depositor accounts and all certificates of deposit, maintained with a bank, savings and loan association, credit union or like organization (other than an account evidenced by a certificate of deposit that is an Instrument).

“Documents” shall mean, as to any Person, all “documents” (as defined in the UCC) now owned or hereafter acquired by such Person or in which such Person has or acquires any rights, or other receipts, covering, evidencing or representing Goods, and, in any event shall mean and include, without limitation, all of such Person’s certificates or documents of origin and of title, warehouse receipts and manufacturers statements or origin.

“Equipment” shall mean, as to any Person, all “equipment” (as defined in the UCC) now owned or hereafter acquired by such Person and wherever located, and, in any event, shall mean and include, without limitation, all machinery, apparatus, equipment, furniture, furnishings, processing equipment, conveyors, machine tools, engineering processing equipment, manufacturing equipment, materials handling equipment, trade fixtures, trucks, tractors, rolling stock, fittings, trailers, forklifts, vehicles, computers and other electronic data processing, other office equipment of such Person, and all other tangible personal property (other than Inventory) of every kind and description used in such Person’s business operations or owned by such Person or in which such Person has an interest and any and all additions, substitutions and replacements of any of the foregoing, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto, all fuel therefor and all manuals, drawings, instructions, warranties and rights with respect thereto.

“Equity Interests” shall mean, as applied to any Person, any capital stock, membership interests, partnership interests or other equity interests of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

“Excluded Property” shall mean, collectively, (i) any permit, lease, license, contract, instrument, Equity Interest or other agreement held by any Grantor that prohibits (or as to which is prohibited), or requires (or as to which is required) the consent of any Person other than a Grantor or any Affiliate thereof as a condition to the creation by such Grantor of a Lien thereon and such consent has not been obtained, or any permit, lease, license contract, instrument, Equity Interest or other agreement held by any Grantor to the extent that any applicable law prohibits the creation of a Lien thereon, but only, in each case, to the extent, and for so long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the UCC or any other applicable law, (ii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iii) any Deposit Account exclusively used for all or any of payroll, benefits, taxes, escrow, customs, insurance impress accounts or other fiduciary purposes, (iv) Equipment owned by any Grantor that is subject to a Lien securing a purchase money obligation or Capitalized Lease Obligation to the extent permitted under the Credit Agreement if the contract or other agreement in which such Lien is granted (or in the documentation providing for such Capital Lease) prohibits or requires the consent of any Person other than a Grantor or any Affiliate thereof as a condition to the creation of any other Lien on such Equipment and such consent has not been obtained and (v) upon the disposition thereof, any properties or assets disposed of in accordance with the terms of Section 6.04 of the Credit Agreement and only to the extent permitted to be disposed of thereunder; provided, however, that Excluded Property shall not include either (A) any such properties or assets sold, conveyed, pledged, assigned or otherwise transferred from any Grantor to any other Grantor or (B) Proceeds, substitutions or replacements of any Excluded Property referred to above (unless such Proceeds, substitutions or replacements would constitute “Excluded Property” as defined above) provided, further, that, with respect to Excluded Property described in clause (i) or (iv) above, if and when (1) the granting of such Lien is not so prohibited, or (2) the requisite consent is obtained, the Administrative Agent will be deemed to have, and at all times to have had, a Security Interest in such Excluded Property.

“Foreign Subsidiary” shall mean any corporation, limited liability company, partnership or other entity (i) that is treated as a corporation or an association taxable as a corporation for U.S. Federal income tax purposes, (ii) that is organized under the laws of a jurisdiction other than the United States or any state or territory thereof and (iii) of which more than 50% of all classes of Equity Interests entitled to vote is, at the time, owned by any one or more Grantors.

“General Intangibles” shall mean, as to any Person, all “general intangibles” (as defined in the UCC) now owned or hereafter acquired by such Person or in which such Person has or acquires any rights and, in any event, shall mean and include, without limitation, all right, title and interest in or under all contracts, all customer lists, Licenses, Copyrights, Trademarks, Patents, and all applications therefor and reissues, extensions or renewals thereof, rights in Intellectual Property, interests in partnerships, joint ventures and other business associations, licenses, permits, copyrights, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, blueprints, plans, specifications, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials and records, goodwill (including the goodwill associated with any Trademark or Trademark License), computer software, all rights and claims in or under insurance policies (including insurance for fire, damage, loss and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key man and business interruption insurance, and all unearned premiums), reversions and any rights thereto and any other amounts payable to such Person from any benefit plan, multiemployer plan or other employee benefit plan, uncertificated securities, chooses in action, deposit, checking and other bank accounts, rights to receive tax refunds and other payments, rights of indemnification, all books and records, correspondence, credit files, invoices, tapes, cards, computer runs, domain names, prospect lists, customer lists and other papers and documents.

“Goods” shall mean, as to any Person, all “goods” (as defined in the UCC), now owned or hereafter acquired and, in any event, shall mean and include, without limitation, all of such Person’s then owned or existing and future acquired or arising movables, Equipment, Inventory and other tangible personal property.

“Grantor” and “Grantors” shall have the meaning given to each term in the introductory paragraph hereof and shall include their respective successors and assigns.

“Instruments” shall mean, as to any Person, all “instruments” (as defined in the UCC) now owned or hereafter acquired by such Person or in which such Person has or acquires any rights and, in any event, shall mean and include, without limitation, all promissory notes, all certificates of deposit and all letters of credit evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts or other obligations owed to such Person.

“Intellectual Property” shall mean, as to any Person, all of the following now owned or hereafter acquired by such Person or in which such Person has or acquires any rights, priorities and privileges, including, without limitation, all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds and damages therefrom, whether arising under United States, multinational or foreign laws or otherwise: (i) all Patents, patent rights and patent applications, Copyrights and copyright applications, Trademarks, trademark rights, trade secrets, internet domain names, trade names, trade name rights, service marks, service mark rights, applications for registration of trademarks, trade names and service marks, fictitious names registrations and trademark, trade name, service mark registrations and work product, and all derivations thereof; and (ii) Patent Licenses, Trademark Licenses, Copyright Licenses and other licenses to use any of the items described in the preceding clause (i), and any other items necessary to conduct or operate the business of such Person.

“Inventory” shall mean, as to any Person, all “inventory” (as defined in the UCC) now owned or hereafter acquired by such Person or in which such Person has or acquires any rights and, in any event, shall mean and include, without limitation, (i) inventory, merchandise, Goods and other personal property intended for sale or lease or for display or demonstration, (ii) work in process, (iii) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of the foregoing or otherwise used or consumed in the conduct of business and (iv) Documents evidencing, and General Intangibles relating to, any of the foregoing.

“Investment Account Control Agreement” shall mean any agreement, in form and substance satisfactory to the Administrative Agent in its sole discretion, executed by a Grantor, the Administrative Agent and the securities intermediary maintaining such Grantor’s Investment Account.

“Investment Accounts” shall mean any and all “securities accounts” (as defined in the UCC), brokerage accounts and commodities accounts now owned or hereafter acquired by such Person, or in which such Person has or acquires any rights.

“Investment Property” shall mean, as to any Person, all “investment property” (as defined in the UCC) now owned or hereafter acquired by such Person or in which such Person has or acquires any rights and, in any event, shall mean and include, without limitation, (i) all “certificated securities”, “uncertificated securities”, “security entitlements”, “securities accounts”, “commodity contracts” and “commodity accounts” (as all such terms are defined in the UCC) of such Person (ii) any other securities, whether certificated or uncertificated, including, but not limited to, stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (iii) all securities entitlements of such Person, including, but not limited to, the rights of such Person to any Investment Accounts and the Financial Assets held by a financial intermediary in such accounts and any free credit balance or other money owing by any financial intermediary with respect to such accounts; (iv) all commodity contracts of such Person; and (v) all Investment Accounts of such Person, and shall in any event, include all Pledged Equity Interests of such Person.

“Issuers” shall mean the collective reference to each of the issuers of the Pledged Equity Interests (including, without limitation, the Persons identified on Schedule 3 as the issuers of Pledged Equity Interests), together with any successors to such Persons (including, without limitation, any successor contemplated by the Credit Agreement).

“Lenders” shall have the meaning given to that term in the recitals hereto and shall include their respective successors and assigns.

“Letter-of-Credit Rights” shall mean, as to any Person, “letter-of-credit rights” (as defined in the UCC), now owned or hereafter acquired by such Person, and, in any event, shall mean and include, without limitation, rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

“License” shall mean, as to any Person, any Copyright License, Patent License, Trademark License or other license of rights or interests of such Person in Intellectual Property.

“Material Contracts” shall mean, collectively, all contracts, leases, instruments, guaranties, licenses or other arrangements (other than the Loan Documents) to which any Grantor is or becomes a party and which are filed or required to be filed with the U.S. Securities and Exchange Commission under Regulation S-K.

“Material Intellectual Property” shall mean Intellectual Property owned by or licensed to a Grantor and material to the conduct of the business, or the operations thereof, or material to the currently contemplated prospects for the conduct of the business and operations of the Company and its Subsidiaries taken as a whole.

“Patent License” shall mean, as to any Person, any and all rights of such Person under any license, contract or other agreement, whether written or oral, granting any right with respect to any property, process or other invention on which a Patent is in existence.

“Patent and Trademark Security Agreement” shall mean a Patent and Trademark Security Agreement, substantially in the form of the Exhibit B hereto, executed and delivered by any Grantor granting a Security Interest in any of its Patents and Trademarks, as may be amended, modified or supplemented, from time to time, in accordance with its terms.

“Patents” shall mean, as to any Person, all of the following now owned or hereafter acquired by such Person or in which such Person has or acquires any rights, priorities and privileges, including, without limitation, all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds and damages therefrom, whether arising under United States, multinational or foreign laws or otherwise: (i) all letters patent of the United States, any other country or any political subdivision thereof, all registrations, issuances and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, issued patents, recordings and applications for letters patent in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country; (ii) all reissues, continuations, renewals, continuations-in-part and extensions thereof and any amendments thereto and (iii) all goodwill associated with or symbolized by any of the foregoing

“Perfection Certificate” shall mean that certain Perfection Certificate of the Company dated the date hereof, a copy of which is attached hereto as Annex I.

“Pledged Collateral” shall mean, collectively, Pledged Debt Instruments, Pledged Equity Interests, all chattel paper, certificates or other instruments representing any of the foregoing, all Security Entitlements of any Grantor in respect of any of the foregoing, and any Proceeds thereof. Pledged Collateral may be General Intangibles, Instruments or Investment Property.

“Pledged Debt Instruments” shall mean all right, title and interest of any Grantor in Instruments evidencing any Indebtedness owed to such Grantor, including all Indebtedness described on Schedule 2, issued by the obligors named therein.

“Pledged Equity Interests” shall mean, in each case to the extent constituting Collateral, all Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests.

“Pledged LLC Interests” shall mean, with respect to any Grantor, all interests in any limited liability company including, without limitation, all limited liability company interests listed on Schedule 3 as held by such Grantor under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof) and the certificates, if any, representing such limited liability company interests and any interest of such Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

“Pledged Partnership Interests” shall mean, with respect to any Grantor, all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 3 as held by such Grantor under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof) and the certificates, if any, representing such partnership interests and any interest of such Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

“Pledged Stock” shall mean, with respect to any Grantor, all shares of capital stock of any corporation, including, without limitation, all shares listed on Schedule 3 as held by such Grantor under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time pursuant to the terms hereof), together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the capital stock of any corporation that may be issued or granted to, or held by, such Grantor while this Agreement is in effect.

“Post-Petition Interest” shall mean any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any bankruptcy or insolvency proceeding, whether or not a claim therefor is allowed or allowable in any such bankruptcy or insolvency proceeding.

“Proceeds” shall mean all proceeds (including proceeds of proceeds) of any of the Collateral including all: (i) rights, benefits, distributions, premiums, profits, dividends, interest, cash, Instruments, Documents, Accounts, contract rights, Inventory, Equipment, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper, and other property from time to time received, receivable, or otherwise distributed in respect of or in exchange for, or as a replacement of or a substitution for, any of the Collateral, or proceeds thereof; (ii) “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC; (iii) proceeds of any insurance, indemnity, warranty, or guaranty (including guaranties of delivery) payable from time to time with respect to any of the Collateral, or proceeds thereof; and (iv) payments (in any form whatsoever) made or due and payable to a Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral, or proceeds thereof.

“Requirement of Law” for any Person shall mean the organizational documents of such Person, and any applicable law, or determination of a governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Secured Obligations” shall mean (i) the due and punctual payment and performance of all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor under or pursuant to each of the Loan Documents or otherwise with respect to any Loan, Letter of Credit, Bank-Provided Hedge (other than any Excluded Swap Obligation) and/or Treasury Management Agreement and all costs and expenses owing pursuant to Section 9.05 of the Credit Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any proceeding under any Law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar Law naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; (ii) any and all sums incurred or advanced by the

Administrative Agent in order to preserve the Collateral or preserve its Security Interest in the Collateral; and (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of each Grantor referred to in preceding clause (i) after an Event of Default shall have occurred and be continuing, the expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Administrative Agent of its rights hereunder, together with attorneys’ fees and court costs. It is acknowledged and agreed that “Secured Obligations” shall include obligations and liabilities of the types described above, whether outstanding on the date of this Agreement or extended, from time to time, after the date of this Agreement. Notwithstanding any of the foregoing to the contrary, it is further acknowledged and agreed that the term “Secured Obligations” shall not include any Excluded Swap Obligations.

“Secured Parties” shall mean the Administrative Agent, the Issuing Bank, the Swing Line Lender, the Lenders and any Affiliate of a Lender to whom Secured Obligations are owed from time to time.

“Security Interests” shall mean the security interests granted to the Administrative Agent for the benefit of the Secured Parties pursuant to Section 2 as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

“Software” shall mean, as to any Person, all “software” (as defined in the UCC), now owned or hereafter acquired by such Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Supporting Obligations” shall mean, as to any Person, all “supporting obligations” (as defined in the UCC), now owned or hereafter acquired by such Person, and, in any event, shall mean and include, without limitation, letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, Investment Property and all of such Person’s mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, and other agreements and property which secure or relate to any collateral, or are acquired for the purpose of securing and enforcing any item thereof.

“Trademark License” shall mean, as to any Person, any and all rights of such Person under any license, contract or other agreement, whether written or oral, granting any right to use any Trademark.

“Trademarks” shall mean, as to any Person, all of the following, now owned or hereafter acquired by such Person or in which such Person has or acquires any such rights, priorities and privileges, including, without limitation, all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all Proceeds and damages therefrom, whether arising under United States, multinational or foreign laws or otherwise: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, slogans, certification marks, trade dress, uniform resource locations (URL’s), domain names, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof or any other country or any political subdivision thereof, (ii) all reissues, continuations, extensions or renewals thereof and amendments thereto and (iii) all goodwill associated with or symbolized by any of the foregoing.

“UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in the Commonwealth of Pennsylvania; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Pennsylvania, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“United States” shall mean the United States of America, any of the fifty states thereof, and the District of Columbia.

(c) Terms used herein without definition that are defined in the UCC have the respective meanings given them in the UCC and if defined in more than one article of the UCC, such terms shall have the meaning defined in Article 9 of the UCC, including the following terms (which are capitalized herein):

“As-Extracted Collateral”

“Certificated Security”

“Commodit[ies] Intermediary”

“Commodity Account”

“Control Account”

“Electronic Chattel Paper”

“Farm Products”

“Financial Asset”

“Manufactured Homes”

“Payment Intangibles”

“Securities Account”

“Securities Intermediary”

“Security”

“Security Entitlement”

“Uncertificated Security”

(d) In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding” and the word “through” means “to and including.” The terms “herein,” “hereof,” “hereto” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement. Unless otherwise noted, references herein to an Annex, Schedule, Section, subsection or clause refer to the appropriate Annex or Schedule to, or Section, subsection or clause in this Agreement. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Where the context requires, provisions relating to any Collateral, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or any relevant part thereof. Any reference in this Agreement to a Loan Document shall include all appendices, exhibits and schedules thereto, and, unless specifically stated otherwise all amendments, restatements, supplements or other modifications thereto, and as the same may be in effect at any time such reference becomes operative. The term “including” means “including without limitation” except when used in the computation of time periods.

SECTION 2. The Security Interests.

(a) As security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of its Secured Obligations, subject to Section 5(d)(i), each Grantor does hereby pledge, assign, hypothecate, set over and convey unto the Administrative Agent, for the benefit of the Secured Parties, and does hereby grant to the Administrative Agent, for the benefit of the Secured Parties, a first priority continuing Lien on and Security Interest in all of the right, title and interest of such Grantor in, to and under all of the Collateral (and all rights therein) whether now existing or hereafter, from time to time, acquired.

(b) The Security Interests of the Administrative Agent under this Agreement extend to all Collateral that any Grantor may acquire, at any time, during the continuation of this Agreement.

SECTION 3. Grantors Remain Obligated. Notwithstanding any other provision of this Agreement to the contrary, (a) each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each and every contract or other agreement included as part of the Collateral, all in accordance with the terms of each such contract and agreement, (b) neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any contract or other agreement included as part of the Collateral, by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating thereto, (c) the exercise by the Administrative Agent of any rights under this Agreement or otherwise in respect of the Collateral shall not release any Grantor from its obligations under any contract or other agreement included as part of the Collateral and (d) neither the Administrative Agent nor any Secured Party shall be obligated to take any of the following actions with respect to any contract or other agreement included as part of the Collateral: (i) perform any obligation of any Grantor, (ii) make any payment, (iii) make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party, (iv) present or file any claim or (v) take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

SECTION 4. Representations and Warranties.

(a) Representations and Warranties of Each Grantor. Each Grantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, as follows:

(i) Such Grantor owns and has good and marketable title to all of its Collateral, free and clear of any Liens other than Liens permitted pursuant to Section 6.01 of the Credit Agreement and has rights in and the power to transfer each item of the Collateral upon which it purports to grant a Lien hereunder.

(ii) Such Grantor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms. The execution, delivery and performance of this Agreement in accordance with its terms, including the granting of the Security Interest hereunder, do not and will not, by the passage of time, the giving of notice, or both: (A) require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, and except for filings required by applicable securities laws and regulations, which filings have been made or will be made on or prior to the date on which such filings are required to be made; (B) violate any Requirements of Law applicable to any Grantor or any judgment, order or ruling of any Governmental Authority binding on any Grantor; (C) violate or result in a default under any indenture, agreement or other instrument binding on any Grantor or any of its assets or give rise to a right thereunder to require any payment to be made by any Grantor which could have a Material Adverse Effect; and (D) result in or require the creation or imposition of any material Lien upon any of the properties or assets of any Grantor (other than any Liens created under any of the Loan Documents in favor of Administrative Agent) whether now owned or hereafter acquired.

(iii) The Security Interests shall constitute a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral, including the Intellectual Property, required to be perfected in accordance with the terms of the Loan Documents and for which perfection is governed by the UCC or filing with the United States Patent and Trademark Office or the United States Copyright Office upon (A) in the case of Collateral in which a security interest may be perfected by filing a financing statement under the UCC, the completion of the filings in each governmental, municipal or other office as is necessary to publish notice of the Security Interests, (B) the delivery to the Administrative Agent of all Collateral consisting of Instruments and Investment Property in certificated form, in each case properly endorsed for transfer to the Administrative Agent or in blank, and (C) to the extent not subject to Article 9 of the UCC, upon recordation or other appropriate filings of the Security Interests in Patents, Trademarks and Copyrights in the applicable intellectual property registries, including, but not limited to, the United States Copyright Office and the United States Patent and Trademark Office. The Security Interests constitute or will constitute, upon satisfaction of such filings, registrations and recordings, a perfected security interest therein superior and prior to the rights of all other Persons therein (other than rights pursuant to Liens permitted pursuant to Section 6.01 of the Credit Agreement which are prior as a matter of law) and subject to no other Liens (other than Liens permitted under Section 6.01 of the Credit Agreement) and are entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfected security interests.

(iv) Other than financing statements, security agreements, or other similar or equivalent documents or instruments with respect to Liens permitted pursuant to Section 6.01 of the Credit Agreement, no financing statement, mortgage, security agreement or similar or equivalent document or instrument evidencing a Lien on all or any part of the Collateral is on file or of record in any jurisdiction. None of the Collateral is in the possession of a Person asserting any claim thereto or security interest therein, except that the Administrative Agent or its designee may have possession of Collateral as contemplated hereby.

(v) All Inventory and Equipment is insured in accordance with the requirements set forth in the Loan Documents.

(vi) Each Grantor (A) is a corporation, limited liability company, limited partnership or limited liability partnership duly organized, validly existing and/or in good standing (as applicable) under the laws of the state or jurisdiction of its organization as set forth on Schedule 4 hereto, (B) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and to execute, deliver and perform this Agreement and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, other than in such jurisdictions where the failure to be so qualified and in good standing could not reasonably be expected to have a Material Adverse Effect.

(vii) This Agreement, when executed and delivered, will be, a legal, valid and binding obligation of such Grantor, enforceable against such Grantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(viii) All federal, foreign, state and local Tax returns and other reports required by any Requirement of Law to be filed by any Grantor with respect to any material Tax have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Grantor or any property of such Grantor (including, without limitation, all federal income and social security taxes on employee’s wages and all sales taxes), which have become due and payable on or prior to the date hereof, have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP or as otherwise permitted under the Credit Agreement.

(ix) None of the Collateral constitutes, or is the Proceeds of Farm Products, As-Extracted Collateral, Manufactured Homes, timber to be cut, or aircraft, aircraft engines, satellites, ships or railroad rolling stock. No material portion of the Collateral consists of motor vehicles or other goods subject to certificate of title statutes of any jurisdiction.

(x) Schedule 4 correctly sets forth, as of the date hereof, each Grantor’s state of organization, organizational identification number and correct legal name as indicated on the public record of such Grantor’s jurisdiction of organization.

(xi) Schedule 1(c) of the Perfection Certificate correctly sets forth, as of the date hereof, all names that each Grantor has used within the last five (5) years and the names of all Persons that have merged into or been acquired by such Grantor.

(xii) Schedule 1(c)of the Perfection Agreement correctly sets forth, as of the date hereof, all trade names that each Grantor has used within the last five (5) years.

(xiii) Schedule 2 of the Perfection Certificate correctly sets forth, as of the date hereof, each Grantor’s chief executive office.

(xiv) Schedule 12 of the Perfection Certificate correctly sets forth, as of the date hereof, all letters of credit under which any Grantor is a beneficiary, and Grantor has obtained the consent of each issuer of any letter of credit to the assignment of the Proceeds of the letter of credit to the Administrative Agent.

(xv) Schedule 1 correctly sets forth, as of the date hereof, all Commercial Tort Claims owned by any Grantor.

(xvi) With respect to any Inventory granted as Collateral hereunder, (A) each Grantor has good, indefeasible and merchantable title to its Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever, except for Liens permitted pursuant to Section 6.01 of the Credit Agreement, (B) except as specifically disclosed to the Administrative Agent in writing, such Inventory is of good and merchantable quality, free from any defects, (C) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreements with any third parties that would require any consent of any third party upon sale or disposition of that Inventory or the payment of any monies to any third party upon such sale or other disposition, and (D) the completion of manufacture, sale or other disposition of such Inventory by the Administrative Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which such Grantor is a party or to which such property is subject.

(xvii) All Intellectual Property owned by such Grantor is valid, subsisting, enforceable, unexpired and in full force and effect. The use of Intellectual Property, or of embodiments thereof, in the business of such Grantor does not infringe, misappropriate, dilute or violate in any material respect the intellectual property rights of any other Person. Each Grantor has taken all steps reasonably required to protect such Grantor’s rights in trade secrets constituting Intellectual Property developed by or for such Grantor, including using commercially reasonable efforts to ensure that no trade secrets constituting Intellectual Property owned or licensed by such Grantor are authorized to be used or disclosed by such Grantor to any third party, other than pursuant to a written non-disclosure agreement that adequately protects the proprietary interests of such Grantor in and to such trade secrets.

(xviii) No authorization, approval or other action by, and no notice to or filing with any Governmental Authority is required for either (A) the pledge or grant by any Grantor of the Security Interests purported to be created in favor of the Administrative Agent for the benefit of the Secured Parties hereunder, or (B) the exercise by the Administrative Agent of any rights or remedies in respect of any Collateral, except for the filings contemplated hereunder and as may be required in connection with the disposition of any Collateral.

(xix) There is no action, suit, proceeding, governmental investigation or arbitration, at law or in equity, or before or by any Governmental Authority, pending, or to the knowledge of any Grantor, threatened against any Grantor or such Grantor’s property that will materially and adversely affect the ability of any Grantor to perform its obligations under this Agreement, including, without limitation, the granting of the Security Interests in any of the Collateral.

(xx) All information with respect to the Collateral set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by such Grantor to the Administrative Agent or any other Secured Party, and all other written information heretofore or hereafter furnished by such Grantor to the Administrative Agent or any other Secured Party, is and will be true and correct in all material respects as of the date furnished.

(b) Representations and Warranties of Each Grantor. Each Grantor hereby represents and warrants to the Administrative Agent and each other Secured Party that:

(i) Schedule 3 sets forth under the headings “Pledged Stock,” “Pledged LLC Interests” and “Pledged Partnership Interests,” respectively, all of the Pledged Stock, Pledged LLC Interests and Pledged Partnership Interests owned by any Grantor that constitutes Collateral and such Pledged Equity Interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests or percentage of partnership interests indicated on such Schedule.

(ii) Except as set forth on Schedule 3, each Grantor has not acquired any Equity Interests of another entity or substantially all the assets of another entity within the past five (5) years.

(iii) All the Pledged Equity Interests pledged by such Grantor hereunder have been duly authorized and validly issued and are fully paid and nonassessable.

(iv) Such Grantor is the record and beneficial owner of, and has good title to, the Pledged Collateral pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the Security Interest created by this Agreement, Liens arising by operation of law or Liens permitted pursuant to Section 6.01 of the Credit Agreement; provided, that there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

(v) All Pledged Collateral and, if applicable, any Additional Pledged Collateral, consisting of Certificated Securities or Instruments has been delivered to the Administrative Agent in accordance with Section 5 hereof.

(vi) Schedule 2 sets forth under the heading “Pledged Debt Instruments” all of the Pledged Debt Instruments owned by any Grantor and all of such Pledged Debt Instruments have been duly authorized, authenticated or issued, and delivered and is the legal, valid and binding obligation of the issuers thereof and is not in default and constitutes all of the issued and outstanding inter-company Indebtedness.

(vii) None of the Pledged Equity Interests is or represents interests in Issuers that: (A) are registered investment companies, (B) are dealt in or traded on securities exchanges or markets or (C) have opted to be treated as “securities” under Article 8 of the Uniform Commercial Code of any jurisdiction.

(viii) No consent of any Person including any other general or limited partner, any other member of a limited liability company or any other shareholder is necessary in connection with the creation, perfection or first priority status of the Security Interest in any Pledged Equity Interests or the exercise by the Administrative Agent of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof

(ix) Upon delivery to the Administrative Agent of the certificates evidencing the Pledged Equity Interests, if any, and the promissory notes evidencing the Pledge Debt Instruments held by such Grantor together with executed undated transfer powers or other instruments of transfer, the Security Interest created by this Agreement in such Pledged Collateral constituting certificated securities and Indebtedness owed to such Grantor, assuming the continuing possession of such Pledged Collateral by the Administrative Agent, will constitute a valid, perfected first priority security interest in such Pledged Collateral to the extent provided in and governed by the UCC, enforceable in accordance with its terms against all Parties of such Grantor and any Persons purporting to purchase such Pledged Collateral from such Grantor, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

(x) Upon the filing of financing statements in the appropriate jurisdictions under the UCC, the Security Interest created by this Agreement in such Pledged Collateral that constitute uncertificated securities, will constitute a valid, perfected first priority security interest in such Pledged Collateral constituting uncertificated securities, enforceable in accordance with its terms against all Parties of such Grantor and any persons purporting to purchase such Pledged Collateral from such Grantor, to the extent provided in and governed by the UCC, except as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity.

SECTION 5. Further Assurances; Covenants.

(a) General.

(i) Except upon thirty (30) days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of all documents, certificates and information reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests of the Administrative Agent in the Collateral, the Grantors will not, (A) change any Grantor’s legal name or any trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) change the location of any Grantor’s chief executive office, its principal place of business, any office in which it maintains Collateral Records (including, without limitation, the Accounts), which locations are listed in Schedule 2 of the Perfection Certificate, (C) change its organizational structure to such extent that any financing statement filed in connection with this Agreement would become misleading, (D) change its organizational number issued by the Secretary of State, or equivalent thereof, of the state of such Grantor’s organization or (E) change its jurisdiction of organization.

(ii) Each Grantor hereby authorizes the Administrative Agent, its counsel or its representatives, at any time and from time to time, to file financing statements and amendments that describe the collateral covered by such financing statements as “all assets of Grantor”, “all personal property of Grantor” or words of similar effect, in such jurisdictions as the Administrative Agent may deem necessary or desirable in order to perfect the Security Interests granted by such Grantor under this Agreement and enable the Administrative Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral. Each Grantor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including, without limitation, any filings with the United States Patent and Trademark Office or the United States Copyright Office, Copyright or Patent filings and any filings of financing or continuation statements under the UCC) that, from time to time, may be necessary, or that the Administrative Agent may reasonably request, in order to create, preserve, upgrade in rank (to the extent required hereby), perfect, confirm or validate the Security Interests or to enable the Administrative Agent to obtain the full benefits of this Agreement, or to enable the Administrative Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of its Collateral. Each Grantor hereby authorizes the Administrative Agent to file financing statements, financing statement amendments or continuation statements on behalf of such Grantor. Notwithstanding the foregoing authorizations, each Grantor agrees to prepare, record and file financing statements (and amendments or continuation statements when applicable), filings with the United States Patent and Trademark Office or the United States Copyright Office, Copyright or Patent filings with respect to the Collateral now existing or hereafter created meeting the requirements of applicable federal and state law in such manner and in such jurisdictions as are necessary to perfect and maintain perfected the Security Interest in the Collateral, and to deliver a file stamped copy of each such financing statement or other evidence of filing to the Administrative Agent. Each Grantor shall pay the costs of, or incidental to, any recording or filing of any financing statements, financing statement amendments or continuation statements concerning the Collateral.

(iii) No Grantor shall (A) sell, transfer, lease, exchange, assign or otherwise dispose of, or grant any option, warrant or other right with respect to, any of its Collateral other than sales of assets permitted under the Credit Agreement; or (B) create, incur or suffer to exist any Lien with respect to any Collateral, except for Liens permitted pursuant to Section 6.01 of the Credit Agreement.

(iv) All insurance expenses and expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping the Collateral (including, without limitation, all rent payable by any Grantor to any landlord of any premises where any of the Collateral may be located), and any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral or in respect of the sale thereof, shall be borne and paid by the Grantors. Neither the Administrative Agent nor the Lenders shall be liable or responsible in any way for the safekeeping of any of the Collateral or for any loss or damage thereto (except for reasonable care in the custody thereof while any Collateral is in the Administrative Agent’s or the Lenders’ actual possession) or for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency, or other person whomsoever, but the same shall be at the Grantors’ sole risk.

(v) Each Grantor will, promptly upon request (but in any event, within five (5) Business Days), provide to the Administrative Agent all information and evidence the Administrative Agent may reasonably request concerning the Collateral, to enable the Administrative Agent to enforce the provisions of this Agreement.

(vi) Each Grantor shall take all actions necessary or reasonably requested by the Administrative Agent in order to maintain the perfected status of the Security Interests and to otherwise carry out the purposes of this Agreement.

(vii) No Grantor shall file any amendment to, or termination of, a financing statement naming any Grantor as debtor and the Administrative Agent as secured party, or any correction statement with respect thereto, in any jurisdiction.

(viii) Each Grantor shall take all steps necessary to grant the Administrative Agent “control” of all electronic chattel paper in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

(ix) Each Grantor shall (A) keep the Collateral in good order and repair and will not use the same in violation of any Requirement of Law or any policy of insurance thereon, and (B) promptly pay when due all material taxes, assessments, governmental charges and levies upon its Collateral or incurred in connection with the use or operation of the Collateral or incurred in connection with this Agreement; provided that such material tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings.

(x) Except for the Security Interests and Liens permitted pursuant to Section 6.01 of the Credit Agreement, the Grantors shall at all times be the sole owners or lessees of each and every item of Collateral.

(xi) Each Grantor shall defend its title, and use commercially reasonable efforts to defend its interest in and to, and the Security Interests in, the Collateral against the claims and demands of all Persons.

(xii) Without limiting the obligations of the Grantors under this Section 5, (a) upon the request of the Administrative Agent, such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Administrative Agent) requested by the Administrative Agent to cause the Administrative Agent to (A) have “control” (within the meaning of Sections 9-104, 9-105, 9-106, and 9-107 of the UCC) over any Collateral constituting Electronic Chattel Paper, Investment Property (including the Pledged Equity Interests but excluding Investment Accounts to the extent a Blocked Account Agreement would be necessary to establish “control”), or Letter-of-Credit Rights, including, without limitation, executing and delivering any agreements, in form and substance satisfactory to the Administrative Agent, with securities intermediaries, issuers or other Persons in order to establish “control”, and each Grantor shall promptly notify the Administrative Agent and the other Secured Parties of such Grantor’s acquisition of any such Collateral, and (B) be a “protected purchaser” (as defined in Section 8-303 of the UCC); (b) with respect to Collateral other than certificated securities and Goods covered by a document in the possession of a Person other than such Grantor or the Administrative Agent, such Grantor shall obtain written acknowledgment that such Person holds possession for the Administrative Agent’s benefit; and (c) with respect to any Collateral constituting Goods that are in the possession of a bailee, such Grantor shall provide prompt notice to the Administrative Agent and the other Secured Parties of any such Collateral then in the possession of such bailee, and such Grantor shall take or cause to be taken all actions (other than any actions required to be taken by the Administrative Agent or any other Secured Party) necessary or requested by the Administrative Agent to cause the Administrative Agent to have a perfected security interest in such Collateral under applicable law.

(b) Accounts, Etc.

(i) Each Grantor shall use all commercially reasonable efforts consistent with prudent business practice to cause to be collected from the Account Debtors, as and when due, any and all amounts owing under or on account of each Account granted as Collateral hereunder (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. The costs and expenses (including, without limitation, attorneys’ fees) of collection of Accounts incurred by any Grantor or the Administrative Agent shall be borne by such Grantor.

(ii) Each Grantor shall perform and comply in all material respects with all of its obligations in respect of Accounts, Instruments and General Intangibles.

(iii) If so requested of any Grantor by the Administrative Agent following and during the continuance of an Event of Default, such Grantor shall execute and deliver to the Administrative Agent, for the benefit of the Lenders, formal written assignments of all of the Accounts daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto.

(iv) The Administrative Agent retains the right after the occurrence and during the continuance of an Event of Default to notify the Account Debtors that the Accounts have been assigned to the Administrative Agent, for the benefit of the Lenders, and to collect the Accounts directly in its own name and to charge the collection costs and expenses, including reasonable attorneys’ fees, to the Grantors. The Administrative Agent has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent as such Grantor’s true and lawful attorney and agent-in-fact to endorse such Grantor’s name on any checks, notes, drafts or other payments relating to, the Accounts which come into the Administrative Agent’s possession or under the Administrative Agent’s control as a result of its taking any of the foregoing actions. Additionally, the Administrative Agent, for the benefit of the Lenders, shall have the right to collect and settle or adjust all disputes and claims directly with the Account Debtor and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as the Administrative Agent may deem advisable, and to charge the deficiencies, reasonable costs and expenses thereof, including attorneys’ fees, to the Grantors.

(v) Each Grantor will not (i) amend, modify, terminate or waive any provision of any Chattel Paper, Instrument or any agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral, or (ii) fail to exercise promptly and diligently each and every right which it may have under any Chattel Paper, Instrument and each agreement giving rise to an Account or Payment Intangible comprising a portion of the Collateral (other than any right of termination), except where such action or failure to act, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(c) Equipment, Etc. Each Grantor shall within ten (10) Business Days following the acquisition of any Equipment with a book value greater than $5,000,000, the ownership of which is evidenced by a certificate of title, deliver to the Administrative Agent any and all certificates of title of such Equipment and shall cause the Administrative Agent to be named as lienholder on any such certificate of title. No Grantor shall permit any Equipment to become a fixture to real estate or an accession to other personal property unless such real estate or personal property is the subject of a fixture filing (as defined in the UCC) creating a perfected Lien in favor of the Administrative Agent.

(d) Intellectual Property.

(i) Notwithstanding anything to the contrary herein or in any other Covered Document, (a) the Grantors shall not be required to grant as Collateral, a valid, perfected security interest in the Intellectual Property held by the Grantors until the date that is 30 days after the Issue Date, (b) the Grantors shall have, within 30 days of the Issue Date (or such later date as the Administrative Agent in its reasonable discretion may agree) delivered to the Administrative Agent a supplement to the Perfection Certificate listing all Intellectual Property of such Grantor as of such date, separately identifying that owned by such Grantor and that licensed to such Grantor, which Intellectual Property set forth on such Schedule for such Grantor shall constitute all of its Intellectual Property on such date and (c) the applicable Grantors shall have, within 30 days of the Issue Date (or such later date as the Administrative Agent in its reasonable discretion may agree) executed and delivered to the Administrative Agent a Copyright Security Agreement and a Patent and Trademark Security Agreement granting as Collateral, a valid, perfected security interest in the Intellectual Property held by such Grantors.

(ii) If any Grantor shall at any time after the date hereof (a) obtain any rights to any additional Intellectual Property or (b) become entitled to the benefit of any additional Intellectual Property or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property, or any improvement on any Intellectual Property, or if any intent-to use trademark application is no longer subject to clause (b) of the definition of Excluded Property, the provisions hereof shall automatically apply thereto and any such item enumerated in the preceding clause (a) or (b) shall automatically constitute Collateral as if such would have constituted Collateral at the time of execution hereof and be subject to the Lien and security interest created by this Agreement without further action by any party. Each Pledgor shall promptly (and in any event within 30 days) provide to the Administrative Agent written notice of any of the foregoing and confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (a) and (b) above by execution of an instrument in form reasonably acceptable to the Administrative Agent and the filing of any instruments or statements as shall be necessary to create, preserve, protect or perfect the Administrative Agent’s security interest in such Intellectual Property Collateral, including prompt recordals with the United States Patent and Trademark Office and the United States Copyright Office, as applicable.

(iii) Each Grantor shall notify the Administrative Agent within ten (10) Business Days upon the occurrence of each of the following: (a) any Grantor’s acquisition, after the date of this Agreement, of any Material Intellectual Property (including to the extent any existing Intellectual Property of the Grantor becomes Material Intellectual Property) and (b) any Grantor’s obtaining knowledge that any application or registration relating to any Intellectual Property owned by, or licensed to, any Grantor is reasonably likely to become abandoned or dedicated to the public, or of any material adverse determination or material adverse development (including, without limitation, the institution of, or any such material adverse determination or material adverse development in, any proceeding in the United States Copyright Office, the United States Patent and Trademark Office or any court) regarding such Grantor’s ownership of any Intellectual Property, its right to register the same, or its right to keep and maintain the same.

(iv) Each Grantor shall take all actions necessary or reasonably requested by the Administrative Agent, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency or court and any Internet domain name registrar, to maintain and pursue each application (and to obtain the relevant registration), and to maintain each registration of, any Copyright, Trademark, Patent or Internet domain name that is material to such Grantor’s business, including filing applications for renewal, affidavits of use, affidavits of incontestability, and opposition, interference and cancellation proceedings.

(v) Each Grantor (either itself or through licensees) will, except with respect to any Trademark that such Grantor reasonably determines is immaterial in the ordinary course of business, (a) maintain the quality of services offered under such Trademark, (b) maintain such Trademark in full force and effect, free from any claim of abandonment for non-use, (c) employ such Trademark with the appropriate notice of registration, (d) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent, for the ratable benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (e) not (and not permit any licensee or sublicensee thereof to) knowingly do any act or knowingly omit to do any act whereby any Trademark may become invalidated or abandoned.

(vi) Each Grantor will not, except with respect to any Patent that such Grantor reasonably determines is immaterial in the ordinary course of business, knowingly do any act, or knowingly omit to do any act, whereby any Patent becomes abandoned or dedicated to the public.

(vii) Each Grantor will not, except with respect to any Copyright that such Grantor reasonably determines is immaterial in the ordinary course of business, knowingly do any act, or knowingly omit to do any act, whereby any Copyright becomes abandoned or dedicated to the public.

(viii) In the event that any Copyright, Patent or Trademark included in the Collateral is infringed, misappropriated or diluted by a third party, the applicable Grantor shall promptly notify the Administrative Agent after it learns thereof and shall, unless such Grantor reasonably determines that such Copyright, Patent or Trademark is immaterial to such Grantor in the ordinary course of business (which determination such Grantor shall promptly report to the Administrative Agent), promptly sue such third party for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution, or take such other actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Copyright, Patent or Trademark.

(e) Deposit Accounts, Chattel Paper, Investment Property and Letters of Credit.

(i) No Grantor shall be required to maintain a Blocked Account Agreement in respect of any Deposit Account or Investment Account.

(ii) No Grantor shall become the beneficiary of any letter of credit unless the issuer of the letter of credit has consented to the assignment of the Proceeds of such letter of credit to the Administrative Agent; provided that such assignment shall be in form and substance satisfactory to the Administrative Agent.

(iii) Each Grantor, at any time and from time to time, will insure the continued perfection and priority of the Security Interests in any of the Collateral and of the preservation of its rights therein.

In addition to the foregoing, if any Issuer of Investment Property is located in a jurisdiction outside of the United States of America, each Grantor shall take such additional actions, including, without limitation, causing the Issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be necessary or advisable, under the laws of such Issuer’s jurisdiction to insure the validity, perfection and priority of the Security Interest.

(f) Commercial Tort Claims. If any Grantor shall, at any time, acquire a Commercial Tort Claim in excess of $3,000,000 other than those listed on Schedule 1 attached hereto, such Grantor shall promptly notify the Administrative Agent thereof in writing, providing a reasonable description and summary thereof, and shall execute a supplement to this Agreement granting a Security Interest in such Commercial Tort Claim to the Administrative Agent.

(g) Inspection. Each Grantor shall permit such Persons as the Administrative Agent may designate (i) to visit and inspect any of the properties of any Grantor, (ii) to examine, and to make copies and extracts from, the books and records of each Grantor and (iii) to discuss their affairs with their officers during normal business hours; provided, however, that (A) if the Administrative Agent retains Persons not affiliated with the Administrative Agent or a Secured Party, as the case may be, to conduct any such audit, the Administrative Agent shall use its reasonable best efforts to ensure that such Persons are subject to appropriate non-disclosure and confidentiality requirements for the benefit of such Grantor; (B) so long as no Event of Default has occurred and is continuing, the Administrative Agent shall provide each such Grantor with reasonable prior notice of any such visitation or inspection and shall use commercially reasonable efforts to conduct such visits and inspections so as to minimize costs and disruptions to the Grantors, and the Grantors shall not be obligated to permit more than one visit and inspection in any calendar year; and (C) upon the occurrence and during the continuation of an Event of Default, each Grantor shall permit such Persons as the Administrative Agent or any of the Secured Parties may designate (i) to visit and inspect any of the properties of such Grantor, (ii) to examine, and to make copies and extracts from, the books and records of such Grantor and (iii) to discuss their affairs with their officers and Auditor at any time and without notice; provided, however, if the Administrative Agent or such Secured Party retains Persons not affiliated with the Administrative Agent or such Secured Party to conduct any such audit, the Secured Party or the Administrative Agent shall use its reasonable best efforts to ensure that such Persons are subject to appropriate non-disclosure and confidentiality requirements for the benefit of such Grantor.

(h) Material Contracts.

(i) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may at any time notify, or require any Grantor to so notify, the counterparty on any Material Contract of the Security Interest of the Administrative Agent therein. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent may notify, or require any Grantor to notify, the counterparty to make all payments under the Material Contracts directly to the Administrative Agent;

(ii) Each Grantor shall deliver promptly (but in any event, within five (5) Business Days) to the Administrative Agent a copy of each material demand, notice or document received by it relating in any way to any Material Contract;

(iii) Each Grantor shall deliver promptly (but in any event within fifteen (15) Business Days) to the Administrative Agent, after (A) any Material Contract of such Grantor is terminated or amended in a manner that is materially adverse to such Grantor or (B) any new Material Contract is entered into by such Grantor, a written statement describing such event, with copies of such material amendments or new contracts, delivered to the Administrative Agent, and an explanation of any actions being taken with respect thereto;

(iv) Each Grantor shall perform in all material respects all of its obligations with respect to the Material Contracts;

(v) Each Grantor shall promptly and diligently, to the extent commercially reasonable, exercise each material right (except the right of termination) it may have under any Material Contract, any Supporting Obligation or collateral security, in each case, at its own expense, and in connection with such collections and exercise, such Grantor shall take such action as such Grantor or the Administrative Agent may deem necessary or advisable;

(vi) Each Grantor shall use its commercially reasonable best efforts to keep in full force and effect any Supporting Obligation or collateral security relating to any Material Contract; and

(vii) Each Grantor shall use its commercially reasonable best efforts to prohibit anti-assignment provisions in any Material Contracts entered into after the date hereof or obtain a consent allowing the assignment of such Material Contract to the Administrative Agent.

(i) Covenants of Each Grantor. Each Grantor covenants and agrees with the Administrative Agent and each of the other Secured Parties that, from and after the date of this Agreement, until the date upon which the Loans, all Letter of Credit Reserve, and all other Secured Obligations then due and owing, shall have been paid in full, all Letters of Credit shall have expired, been cancelled or cash collateralized in accordance with the Credit Agreement and the Commitments and any other obligation to provide any financial accommodations to the Company shall have terminated, such Grantor shall take each action that is necessary to be taken to prevent, or shall refrain from taking each action that would lead to the occurrence of, a Default or Event of Default.

(j) Other Covenants of Each Grantor. Each Grantor covenants and agrees with the Administrative Agent and the other Secured Parties that, from and after the date of this Agreement, until the Loans, all Letter of Credit Reserve, and all other Secured Obligations then due and owing shall have been paid in full, all Letters of Credit shall have expired, been cancelled or cash collateralized in accordance with the Credit Agreement and the Commitments and any other obligation to provide any financial accommodations to the Company shall have terminated:

(i) If such Grantor shall, as a result of its ownership of its Pledged Equity Interests, become entitled to receive or shall receive any Certificated Security (including, without limitation, any Certificated Security representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the Pledged Equity Interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any ownership interests of the Pledged Equity Interests, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent, hold the same in trust for the Administrative Agent and promptly (but in any event, within ten (10) Business Days) deliver the same forthwith to the Administrative Agent in the exact form received, duly endorsed by such Grantor to the Administrative Agent, if required, together with an undated transfer power covering such certificate duly executed in blank by such Grantor, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations (subject to Section 2 and provided, that, pursuant to this Agreement, in no event shall there be pledged, nor shall any Grantor be required to pledge, Equity Interests to the extent such Equity Interests are excluded from the “Collateral” pursuant to the final paragraph of the definition of “Collateral”). Any sums paid upon or in respect of the Pledged Equity Interests upon the liquidation or dissolution of any Issuer (except any liquidation or dissolution of any Grantor in accordance with the Credit Agreement) shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Equity Interests or any property shall be distributed upon or with respect to the Pledged Equity Interests pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged Equity Interests shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for Administrative Agent for the benefit of the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

(ii) Without the prior written consent of the Administrative Agent, such Grantor will not (except as expressly permitted by the Credit Agreement) (A) amend or terminate any partnership agreement, limited partnership agreement, limited liability company agreement, operating agreement, limited liability partnership agreement, articles of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Property or adversely affects the validity, perfection or priority of the Security Interests, (B) vote to enable, or take any other action to permit, any Issuer to issue Equity Interests of any nature or to issue any other securities convertible into, or granting the right to purchase or exchange for, any Equity Interests of any nature of any Issuer, (C) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Collateral or Proceeds thereof, (D) create, incur or permit to exist any Lien or option in favor of, or any material adverse claim of any Person with respect to, any of the Pledged Collateral or Proceeds thereof, or any interest therein, except for the Security Interests, and Liens permitted pursuant to Section 6.01 of the Credit Agreement, or (E) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged Collateral or Proceeds thereof.

(iii) Such Grantor shall comply with all of its obligations under any partnership agreement, limited partnership agreement, limited liability partnership agreement, limited liability company agreement or operating agreement relating to Pledged Partnership Interests or Pledged LLC Interests and shall, to the extent commercially reasonable, enforce all of its rights with respect to any Investment Property.

(iv) Such Grantor shall deliver to the Administrative Agent, all certificates and Instruments representing or evidencing any Pledged Collateral (including, within five (5) days of receipt thereof, Additional Pledged Collateral), whether now existing or hereafter acquired, in suitable form for transfer by delivery or, as applicable, accompanied by such Grantor’s endorsement, where necessary, or duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Administrative Agent. Without limiting the foregoing, such Grantor shall not permit any Pledged Equity Interests to represents interests in Issuers that: (A) are registered investment companies, (B) are dealt in or traded on securities exchanges or markets or (C) have opted to be treated as “securities” under Article 8 of the Uniform Commercial Code of any jurisdiction. Except with respect to Liens permitted under Section 6.01 of the Credit Agreement, such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than the Administrative Agent.

(v) If any amount in excess of $1,000,000 payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an Instrument, such Grantor shall promptly (but in any event, within ten (10) Business Days) deliver such Instrument to the Administrative Agent, duly executed in a manner reasonably satisfactory to the Administrative Agent, or, if consented to by the Administrative Agent, shall mark all such Instruments with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Citizens Bank, N.A., as Administrative Agent, and any purchase or other transfer of this interest is a violation of the rights of Citizens Bank, N.A., as Administrative Agent.”

(vi) Grantor shall maintain the Security Interest in such Grantor’s Pledged Collateral as a perfected security interest having at least the priority described in Section 2 and shall defend such Security Interest against the claims and demands of all Persons whomsoever. At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted by such Grantor.

(vii) Grantor consents to the transfer of any Pledged Partnership Interest and any Pledged LLC Interest to the Administrative Agent or its nominee following an Event of Default and to the substitution of the Administrative Agent or its nominee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

(viii) Grantor shall notify the Administrative Agent of any default under any Pledged Debt Instruments that could result in, either individually or in the aggregate, a Material Adverse Effect.

SECTION 6. Insurance, Reporting and Recordkeeping. Each Grantor covenants and agrees with the Administrative Agent that, from and after the date of this Agreement and until the termination of this Agreement pursuant to Section 15(a):

(a) Insurance. Each Grantor shall, at its own expense, maintain insurance in accordance with the requirements of Section 5.03 of the Credit Agreement.

(b) Maintenance of Records Generally. Each Grantor shall keep and maintain, at its own cost and expense, its Collateral Records, complete and accurate in all material respects, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all other dealings with its Collateral. Each Grantor will mark its Collateral Records to evidence this Agreement and the Security Interests. All the Grantors’ Chattel Paper will be marked with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of Citizens Bank, N.A., as Administrative Agent” or words of similar effect. For the Administrative Agent’s further security, each Grantor agrees that, upon the occurrence of and during the continuation of any Event of Default, such Grantor shall deliver and turn over full and complete copies of any such Collateral Records to the Administrative Agent or to its representatives, at any time, on demand of the Administrative Agent.

(c) Special Provisions Regarding Maintenance of Records and Reporting Re: Accounts, Inventory and Equipment;

(i) Each Grantor shall keep complete and accurate records of its Accounts. Upon the reasonable request of the Administrative Agent, such Grantor shall deliver to the Administrative Agent all documents, including, without limitation, repayment histories and present status reports, relating to its Accounts and such other matters and information relating to the status of its then existing Accounts as requested;

(ii) In the event a dispute arises between any Account Debtor and Grantor in connection with any amounts due and owing in excess of $3,000,000 in the aggregate, such Grantor shall provide the Administrative Agent with written notice thereof, promptly after such Grantor’s learning thereof (but in any event, within ten (10) Business Days), explaining in detail the reason for the dispute, all claims related thereto and the amount in controversy;

(iii) Each Grantor shall maintain itemized records, accurate in all material respects, itemizing and describing the kind, type, quality, quantity, location and book value of its Inventory and Equipment and shall, upon reasonable request by the Administrative Agent, furnish the Administrative Agent with a current schedule containing the foregoing information; and

(iv) Each Grantor shall promptly, but in no event later than ten (10) Business Days after such Grantor’s learning thereof, inform the Administrative Agent, in writing, of any delay in such Grantor’s performance of any of its obligations to any Account Debtor and of any assertion of any claims, offsets or counterclaims by any Account Debtor and of any allowances, credits and/or other monies granted by such Grantor to any Account Debtor, in each case involving amounts in excess of $3,000,000 in the aggregate for all Accounts of such Account Debtor.

(d) Further Identification of Collateral. If so requested by the Administrative Agent, each Grantor shall furnish to the Administrative Agent once per calendar quarter, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail; provided, that, during an Event of Default, such statements and schedules shall be furnished to the Administrative Agent as often as requested by the Administrative Agent.

(e) Notices. In addition to the notices required by Section 6(c) hereof, each Grantor will advise the Administrative Agent promptly, but in no event later than five (5) Business Days after the occurrence thereof, in reasonable detail, (i) of any Lien or claim made or asserted against any of the Collateral that is not expressly permitted by the terms of this Agreement, and (ii) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the validity, perfection or priority of the Security Interests.

SECTION 7. General Authority. Each Grantor hereby irrevocably appoints the Administrative Agent its true and lawful attorney-in-fact, with full power of substitution (which appointment is coupled with an interest), in the name of such Grantor, the Administrative Agent or otherwise, for the sole use and benefit of the Administrative Agent on its behalf and on behalf of the Secured Parties, but at such Grantor’s expense, for the purpose of carrying out the terms of this Agreement, to take any and all reasonably appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) to file the financing statements, financing statement amendments and continuation statements referred to in Section 5(a)(ii) and any other financing statements, financing statement amendments, continuation statements or other filings that the Administrative Agent otherwise considers necessary or desirable in its reasonable discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, on behalf of the Secured Parties;

(ii) to take possession of and to endorse any checks or other instruments or orders in connection therewith;

(iii) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due with respect to any Collateral or by virtue thereof;

(iv) to file any claims or take any action or institute any proceedings which the Administrative Agent may reasonably deem necessary or appropriate to accomplish the purposes of this Agreement;

(v) to commence, continue, settle, compromise, compound, prosecute or defend any action or proceeding with respect to any Collateral;

(vi) to sell, transfer, assign or otherwise deal in or with the Collateral or the Proceeds or avails thereof, as fully and effectually as if the Administrative Agent were the absolute owner thereof;

(vii) to extend the time of payment with reference to the Collateral and to make any allowance and other adjustments with reference to the Collateral;

(viii) to pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(ix) to execute, in connection with any sale provided for herein, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(x) to repair, process, modify, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of any Grantor or otherwise;

(xi) to redeem any prior security interest against any Collateral, procure the transfer of such security interest to itself, or settle and pass the accounts of the prior mortgagee, chargee or encumbrancer (any accounts to be conclusive and binding on each Grantor);

(xii) to pay any liability secured by any Lien against any Collateral (and the Grantors agree to immediately on demand reimburse the Administrative Agent for all such payments);

(xiii) to carry on all or any part of the business of any Grantor and, to the exclusion of all others including the Grantors, enter upon, occupy and use all or any of the premises, buildings, and other property of or used by any Grantor for such time as the Administrative Agent sees fit, free of charge, and the Administrative Agent and the Secured Parties are not liable to any Grantor for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages incurred in connection with or resulting from such action;

(xiv) to amend, restate, supplement or otherwise modify any of the organizational documents of any Grantor or any Issuer; and

(xv) to take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607(a) of the UCC; it being understood that each Grantor’s obligation to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Administrative Agent shall be entitled to a decree requiring specific performance by such Grantor of said obligation.

provided, however, that the powers described in clauses (ii) through (xv) above may be exercised by the Administrative Agent only if an Event of Default exists. The appointment as attorney-in-fact under this Section 7 is irrevocable and coupled with an interest.

WITHOUT LIMITING THE FOREGOING, EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS, EFFECTIVE UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE ADMINISTRATIVE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL IN ACCORDANCE WITH SECTION 8(D), WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON WRITTEN NOTICE BY THE ADMINISTRATIVE AGENT TO THE APPLICABLE GRANTOR AT ANY TIME AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT. THE APPOINTMENT OF THE ADMINISTRATIVE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS SECTION 7 IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS AGREEMENT IS TERMINATED IN ACCORDANCE WITH SECTION 7.12. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE

ADMINISTRATIVE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO.

SECTION 8. Remedies Upon an Event of Default.

(a) If any Event of Default has occurred and is continuing, the Administrative Agent may, without further notice to the Grantors, exercise all rights and remedies under this Agreement or any other Loan Document or that are available to a secured creditor upon default under the UCC, or that are otherwise available at law or in equity, at any time, in any order and in any combination, including collecting any and all Secured Obligations from the Grantors, and, in addition, the Administrative Agent or its designee may sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Administrative Agent may deem satisfactory. The Administrative Agent shall give the Grantors no less than ten (10) days prior written notice of the time and place of any sale or other intended disposition of Collateral, except for any Collateral that is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, in which case the Administrative Agent shall give notice of such sale as early as possible. Each Grantor agrees that any such notice constitutes “reasonable notification” within the meaning of Section 9-611 of the UCC (to the extent such Section or any successor provision under the UCC is applicable).

(b) The Administrative Agent or any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if such Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations or if otherwise permitted by Requirement of Law, at any private sale) and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Each Grantor agrees to execute and deliver such documents and take such other action as the Administrative Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale, the Administrative Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely free from any claim or right of any kind, including any equity or statutory right of redemption of the Grantors. To the extent permitted by law, each Grantor hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale shall (i) in case of a public sale, state the time and place fixed for such sale, and (ii) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix in the notice of such sale. At any such sale, Collateral may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may determine. The Administrative Agent shall not be obligated to make any such sale pursuant to any such notice. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned, from time to time, by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the

Collateral on credit or for future delivery, such Collateral so sold may be retained by the Administrative Agent until the selling price is paid by the purchaser thereof, but the Administrative Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for such Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Administrative Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. The Grantors shall remain liable for any deficiency.

(c) For the purpose of enforcing any and all rights and remedies under this Agreement, the Administrative Agent may (i) require any Grantor to, and each Grantor agrees that it will, at the joint and several expense of the Grantors, and upon the Administrative Agent’s request, forthwith assemble all or any part of its Collateral as directed by the Administrative Agent and make it available at a place designated by the Administrative Agent which is, in the Administrative Agent’s opinion, reasonably convenient to the Administrative Agent and such Grantor, whether at the premises of such Grantor or otherwise, (ii) to the extent permitted by Requirement of Law, enter, with or without process of law and without breach of the peace, any premise where any such Collateral is or may be located and, without charge or liability to the Administrative Agent, seize and remove such Collateral from such premises, (iii) have access to and use such Grantor’s Collateral Records, and (iv) prior to the disposition of any of the Collateral, store or transfer such Collateral without charge in or by means of any storage or transportation facility owned or leased by such Grantor, process, repair or recondition such Collateral or otherwise prepare it for disposition in any manner and, to the extent the Administrative Agent deems appropriate and in connection with such preparation and disposition, use without charge any Intellectual Property used by such Grantor.

(d) Without limiting the generality of the foregoing, if any Event of Default has occurred and is continuing:

(i) Upon the Administrative Agent’s request, each Grantor will promptly (but in any event, within two (2) Business Days) notify each Account Debtor, in respect of any Account or Instrument of such Grantor, that such Collateral has been assigned to the Administrative Agent hereunder and that any payments due or to become due in respect of such Collateral are to be made directly to the Administrative Agent. Notwithstanding the foregoing, each Grantor hereby authorizes the Administrative Agent, upon the occurrence and during the continuance of an Event of Default; (A) to directly contact and notify the Account Debtors or obligors under any Accounts of the assignment of such Collateral to the Administrative Agent; (B) to direct such Account Debtor or obligors to make payment of all amounts due or to become due thereunder directly to the Administrative Agent and; and (C) upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. Once any such notice has been given to any Account Debtor or other Person obligated on the Collateral, such Grantor shall not give any contrary instructions to such Account Debtor or other Person without the Administrative Agent’s prior written consent. If, notwithstanding the giving of any notice, any Account Debtor or other Person shall make payments to a Grantor, such Grantor shall hold all such payments it receives in trust for the Administrative Agent, for the account of the Secured Parties, and shall immediately, upon receipt, deliver the same to the Administrative Agent.

(ii) The Administrative Agent may establish or cause to be established one or more lockboxes or other arrangements for the deposit of Proceeds of Accounts, and in such case, each Grantor shall cause to be forwarded to the Administrative Agent, on a daily basis, all checks and other items of payment and deposit slips related thereto for deposit in such lockboxes.

(iii) The Administrative Agent may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Grantor in, to and under any Licenses and take or refrain from taking any action in connection therewith. Each Grantor hereby releases the Administrative Agent from, and agrees to hold the Administrative Agent free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect hereto, except for the Administrative Agent’s gross negligence or willful misconduct, as determined by a final and non-appealable decision of a court of competent jurisdiction.

(iv) Upon request by the Administrative Agent, each Grantor agrees to execute and deliver to the Administrative Agent powers of attorney, in form and substance satisfactory to the Administrative Agent, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of any Intellectual Property. In the event of any such disposition pursuant to this Section, each Grantor shall supply to the Administrative Agent (A) its know-how and expertise relating to the manufacture and sale of the products bearing Trademarks or the products or services made or rendered in connection with Patents or Copyrights, and (B) its customer lists and other records relating to such Intellectual Property and the distribution of said products.

(v) Each Grantor hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

(vi) In the Administrative Agent’s discretion, upon receipt of concurrent written notice, the Administrative Agent shall have the right (and the Grantors shall cease to have the right) to (A) receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Collateral and make application thereof to the Secured Obligations in accordance with the Credit Agreement, (B) transfer or to register in its name or in the name of its nominees any Pledged Collateral or (C) to exchange any certificate or instrument representing or evidencing any Pledged Collateral for certificates or instruments of smaller or larger denominations, and the Administrative Agent or its nominee may thereafter exercise (and the Grantors shall cease to have the right to exercise) (x) all voting, corporate and other rights pertaining to such Pledged Collateral at any meeting of shareholders (or other equivalent body) of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Collateral, and in connection therewith, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(e) The Administrative Agent, on behalf of the Secured Parties, and, by accepting the benefits of this Agreement, the Secured Parties, expressly acknowledge and agree that this Agreement may be enforced only by the action of the Administrative Agent and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the collateral security to be granted hereby, it being understood and agreed that such rights and remedies shall be exercised exclusively by the Administrative Agent, for the benefit of the Secured Parties, upon the terms of this Agreement.

(f) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Collateral pledged by such Grantor hereunder (and each Issuer party hereto hereby agrees) to comply with any instruction received by it from the Administrative Agent in writing (x) after an Event of Default has occurred and is continuing and (y) that is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Administrative Agent.

(g) After the occurrence and during the continuation of an Event of Default, if the Issuer of any Pledged Collateral is the subject of bankruptcy, insolvency, receivership, custodianship or other proceedings under the supervision of any Governmental Authority, then all rights of the Grantor in respect thereof to exercise the voting and other consensual rights which such Grantor would otherwise be entitled to exercise with respect to the Pledged Collateral issued by such Issuer shall cease, and all such rights shall thereupon become vested in the Administrative Agent who shall thereupon have the sole right to exercise such voting and other consensual rights, but the Administrative Agent shall have no duty to exercise any such voting or other consensual rights and shall not be responsible for any failure to do so or delay in so doing.

(h) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral, by reason of certain prohibitions contained in applicable Requirements of Law and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under applicable Requirements of Law, or under applicable state securities laws, even if such Issuer would agree to do so. Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may reasonably be necessary to make such sale or sales of all or any portion of the Pledged Collateral pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants.

SECTION 9. Limitation on the Administrative Agent’s Duty in Respect of Collateral.

(a) Beyond reasonable care in the custody thereof, the Administrative Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.

(b) The Administrative Agent shall be deemed to have exercised reasonable care in the custody of the Collateral of any Grantor in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property. The Administrative Agent shall not be liable or responsible for any loss or damage to any of the Grantors’ Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Administrative Agent in good faith.

(c) Neither the Administrative Agent nor any Secured Party shall be required to marshal any present or future Collateral for, or other assurance of payment of, the Secured Obligations or to resort to such Collateral or other assurances of payment in any particular order. All of the rights of the Administrative Agent hereunder and the Administrative Agent or any other Secured Party in respect of such Collateral and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefit of all such laws.

SECTION 10. Application of Proceeds. All monies collected by the Administrative Agent upon the sale or other disposition of any Collateral pursuant to: (i) the enforcement of this Agreement; and/or (ii) the exercise of any of the remedial provisions hereof, together with all other monies received by the Administrative Agent hereunder (including all monies received in respect of Post-Petition Interest) as a result of the enforcement or exercise of any remedial rights hereunder or of any distribution of any Collateral upon the bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of the obligations and indebtedness of any Grantor, or the application of any Collateral to the payment thereof or any distribution of Collateral upon the liquidation or dissolution of any Grantor, or the winding up of the assets or business of any Grantor shall be applied in the manner set forth in the Credit Agreement. It is understood and agreed that each Grantor shall remain liable to the Secured Parties to the extent of any deficiency between (i) the amount of the Proceeds of the Collateral received by the Administrative Agent hereunder and (ii) the aggregate amount of the Secured Obligations.

SECTION 11. Appointment of Co-Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction, the Administrative Agent may appoint another bank or trust company or one or more other Persons reasonably acceptable to the Secured Parties and, so long as no Event of Default has occurred or is continuing, the Grantors, either to act as co-agent or co-agents, jointly with the Administrative Agent, or to act as separate agent or agents on behalf of the Administrative Agent and the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and specified in the instrument of appointment (which may, in the discretion of the Administrative Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of this Section 11).

SECTION 12. Indemnity; Expenses.

(a) Each Grantor jointly and severally agrees to indemnify, reimburse and hold the Administrative Agent and each other Secured Party and their respective successors, assigns, employees, officers, directors, affiliates, agents and servants (hereinafter in this Section referred to individually as an “Indemnitee,” and, collectively, as “Indemnitees”) harmless from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all reasonable costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) of whatsoever kind and nature (collectively, “Losses”) imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Loan Document or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), including the violation by any Grantor of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Losses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) in the case of the Administrative Agent or any other Secured Party, any unexcused breach by the Administrative Agent or such Lender of any of its obligations under this Agreement or the Credit Agreement. Each Grantor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, injury, penalty, claim, demand, action, suit or judgment, such Grantor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to promptly notify such Grantor of any such assertion of which such Indemnitee has knowledge.

(b) Without limiting the application of subsection (a) above, each Grantor agrees, jointly and severally, to pay or reimburse the Administrative Agent upon demand for any and all reasonable and documented fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Security Interests in the Collateral, including, without limitation, all documented fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other documented fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Administrative Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) Without limiting the application of subsections (a) or (b) above, each Grantor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses that such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Grantor in this Agreement, any other Loan Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Loan Document.

(d) If and to the extent that the obligations of any Grantor under this Section are unenforceable for any reason, such Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations that is permissible under Requirement of Law. This Section 12 shall survive the termination of this Agreement.

SECTION 13. Security Interest Absolute.

All rights of the Administrative Agent, the Security Interests, and all obligations of the Grantors’ hereunder, shall be absolute and unconditional irrespective of:

(a) the bankruptcy, insolvency or reorganization of any Grantor or any of their Subsidiaries;

(b) any lack of validity or enforceability of any Loan Document;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Loan Documents including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Grantor or any of their Subsidiaries or otherwise;

(d) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Secured Obligations;

(e) any manner of application of Collateral, or Proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any Collateral for all or any part of the Secured Obligations or any other assets of any Grantor or any of their Subsidiaries;

(f) any change, restructuring or termination of the structure or existence of any Grantor or any of their Subsidiaries; or

(g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor or a third party grantor.

SECTION 14. Additional Grantors. If, pursuant to Section 5.15 of the Credit Agreement, the Grantors shall be required to cause any Person that is not a Grantor to become a Grantor hereunder, such Person shall execute and deliver to the Administrative Agent a Pledge and Security Agreement Supplement substantially in the form of Exhibit C hereto and shall thereafter for all purposes be party hereto as a “Grantor” having the same rights, benefits and obligations as a Grantor initially party hereto.

SECTION 15. Termination of Security Interests; Release of Collateral.

(a) Upon the repayment in full of all Secured Obligations (other than contingent obligations for which not claims have been made and other than any Bank-Provided Hedges and/or Treasury Management Agreements) in cash, termination of all commitments to make Loans, extensions of credit or other financial accommodations of the Secured Parties under the Loan Documents, and the cash collateralization by the Grantors of any obligations with respect to outstanding letters of credit in accordance with the Credit Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the Grantors.

(b) In the event that any part of the Collateral or any Grantor (in the case of a Grantor, solely to the extent such transaction results in such Grantor ceasing to be a Subsidiary of the Company) is sold, dissolved or otherwise disposed of (other than with respect to a sale or disposition to a Grantor) strictly in accordance with the terms of the Loan Documents and the

Proceeds of any such sale, disposition, dissolution or other release are applied strictly in accordance with the terms of the Loan Documents, to the extent required to be so applied, the Administrative Agent, upon verification of the Grantor’s compliance with subsection (c) below, shall notify such Grantor in writing that such Collateral or such Grantor will be sold, disposed of, released or dissolved (other than with respect to a sale or disposition to a Grantor) free and clear of the Secured Obligations and/or the Security Interests created by this Agreement and all rights to such Collateral shall revert back to such Grantor and the Administrative Agent, at the request and expense of the relevant Grantor, will take such actions as set forth in subsection (d) below following such release.

(c) At any time that any Grantor desires that any part of the Collateral of any Grantor to be sold, dissolved or otherwise disposed of (other than with respect to a sale or disposition to a Grantor) strictly in accordance with the terms of the Loan Documents, such Grantor shall deliver to the Administrative Agent a certificate signed by an Authorized Officer of such Grantor stating that the release of the respective Collateral is permitted strictly in accordance with the terms of the Loan Documents and the Proceeds of any such sale, disposition, dissolution or other release (other than with respect to a sale or disposition to a Grantor) are applied strictly in accordance with the terms of the Loan Documents, to the extent required to be so applied.

(d) Upon any such termination of the Security Interests or release of such Collateral pursuant to such Grantor’s satisfaction of the condition set forth in subsection (c) above and the Administrative Agent’s written notification of compliance therewith, the Administrative Agent will, at the expense of such Grantor, deliver to such Grantor any Collateral held by the Administrative Agent hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request, but without recourse or warranty to the Administrative Agent, including but not limited to, written authorization to file termination statements to evidence the termination of the Security Interests in such Collateral.

(e) The Administrative Agent shall have no liability whatsoever to any other Secured Party as the result of any release of Collateral by it in accordance with (or which the Administrative Agent in the absence of gross negligence or willful misconduct believes to be in accordance with) this Section 15.

(f) Except as may be expressly applicable pursuant to Section 9-620 of the UCC, no action taken or omission to act by the Administrative Agent or the other Secured Parties hereunder, including, without limitation, any exercise of voting or consensual rights or any other action taken or inaction, shall be deemed to constitute a retention of the Collateral in satisfaction of the Secured Obligations or otherwise to be in full satisfaction of the Secured Obligations, and the Secured Obligations shall remain in full force and effect, until the Administrative Agent and the other Secured Parties shall have applied payments (including, without limitation, collections from Collateral) towards the Secured Obligations in the full amount then outstanding or until such subsequent time as is provided in subsection (a) of this Section.

SECTION 16. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to Requirement of Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned. This Section 16 shall survive the termination of this Agreement.

SECTION 17. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given to: (i) the Company and the Administrative Agent at their respective addresses for notices provided for in the Credit Agreement and (ii) each other Grantor c/o the Company at its address for notices provided for in the Credit Agreement. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered in person or by courier service and signed for against receipt thereof, or upon receipt by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the mails or if delivered by hand, upon delivery; provided, that no notice to Administrative Agent shall be effective until received by the Administrative Agent.

SECTION 18. No Waiver; Remedies Cumulative. No failure or delay by the Administrative Agent in exercising any right or remedy hereunder, and no course of dealing between any Grantor on the one hand and the Administrative Agent or any Secured Party on the other hand shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein and in the other Loan Documents are cumulative and not exclusive of any rights or remedies which the Administrative Agent would otherwise have. No notice to or demand on any Grantor not required hereunder in any case shall entitle any Grantor to any other or further notice or demand in similar or other circumstances or constitute a waiver of the Administrative Agent’s rights to any other or further action in any circumstances without notice or demand.

SECTION 19. Successors and Assigns. This Agreement and all obligations of each Grantor hereunder shall be binding upon the successors and assigns of such Grantor (including any debtor-in-possession on behalf of such Grantor) and shall, together with the rights and remedies of the Administrative Agent, for the benefit of the Secured Parties, hereunder, inure to the benefit of the Administrative Agent, the Secured Parties, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Administrative Agent for the benefit of the Secured Parties hereunder. No Grantor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Agreement without the prior written consent of the Secured Parties.

SECTION 20. [Reserved].

SECTION 21. Amendments. No amendment or waiver of any provision of this Agreement, nor consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent on behalf of the Secured Parties and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 22. Governing Law; Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE RIGHTS AND SECURED OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE COMMONWEALTH OF PENNSYLVANIA.

(b) EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE ALLEGHENY COUNTY, PENNSYLVANIA AND ANY OF ANY STATE COURT OF THE COMMONWEALTH OF PENNSYLVANIA AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH PENNSYLVANIA STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SUCH FEDERAL COURT. EACH GRANTOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK, SWINGLINE LENDER, OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST SUCH GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING DESCRIBED IN PARAGRAPH (b) OF THIS SECTION AND BROUGHT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 17 HEREOF. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(e) EACH GRANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GRANTOR (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERERTO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(f) EACH GRANTOR HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY REQUIREMENT OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GRANTOR (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (ii) ACKNOWLEDGES THAT IT HAS NOT BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 23. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 24. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts (including by telecopy), but all of which shall together constitute one and the same instruments. Delivery of an executed counterpart of this Agreement by facsimile shall be equally effective as delivery of an original executed counterpart.

SECTION 25. Headings Descriptive; Interpretation. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. As used herein, the words “include”, “includes” and “including” are not limiting shall be deemed to be followed by the phrase “without limitation”.

SECTION 26. Amendment and Restatement; No Novation. This Agreement amends and restates in its entirety the Existing Security Agreement. The Grantors do not intend this Agreement or the transactions contemplated hereby to be, and this Agreement and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by the Grantors under or in connection with the Existing Security Agreement, the Credit Agreement or any of the other Loan Documents. The Grantors agree that (a) all of the Loan Documents not otherwise terminated or amended and/or restated in connection with the execution and delivery of this Agreement or the Credit Agreement constitute, and shall be deemed to be, Loan Documents; (b) all such Loan Documents shall remain in full force and effect and (c) any reference to the Existing Security Agreement in any such Loan Document shall be deemed to be a reference to this Agreement, as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof.

SECTION 27. Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.

SECTION 28. Non-Judicial Enforcement. The Administrative Agent may enforce its rights hereunder without prior judicial process or judicial hearing, and, to the extent permitted by law, each Grantor expressly waives any and all legal rights which might otherwise require the Administrative Agent to enforce its rights by judicial process.

SECTION 29. No Oral Agreements. The Loan Documents embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof The Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

SECTION 30. Set-Off. Each Grantor agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Secured Party may otherwise have, each Secured Party shall have the right and be entitled , at its option, to offset (1) balances held by it or by any of its Affiliates for account of any Grantor or any of its Subsidiaries at any of its offices, in dollars or in any other currency, and (2) Secured Obligations then due and payable to such Secured Party (or any Affiliate of such Secured Party), which are not paid when due, in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Secured Party’s failure to give such notice shall not affect the validity thereof.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Pledge and Security Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

GRANTORS:

MATTHEWS INTERNATIONAL CORPORATION

By:	/s/ Richard Beard
	Name:	Richard Beard
	Title:	Treasurer

THE YORK GROUP, INC.

By:	/s/ Richard Beard
	Name:	Richard Beard
	Title:	Treasurer

MILSO INDUSTRIES CORPORATION

By:	/s/ Richard Beard
	Name:	Richard Beard
	Title:	Treasurer

IDL WORLDWIDE, INC.

By:	/s/ Richard Beard
	Name:	Richard Beard
	Title:	Treasurer

SCHAWK WORLDWIDE HOLDINGS, INC.

By:	/s/ Richard Beard
	Name:	Richard Beard
	Title:	Treasurer

SCHAWK HOLDINGS, INC.

By:	/s/ Richard Beard
	Name:	Richard Beard
	Title:	Treasurer

[Signature Page to Second Amended and Restated Pledge and Security Agreement]

MATTHEWS AURORA, LLC

By:	/s/ Richard Beard
	Name:	Richard Beard
	Title:	Treasurer

AURORA CASKET COMPANY, LLC

By:	/s/ Richard Beard
	Name:	Richard Beard
	Title:	Treasurer

SCHAWK USA, INC.

By:	/s/ Richard Beard
	Name:	Richard Beard
	Title:	Treasurer

SGK LLC

By:	/s/ Richard Beard
	Name:	Richard Beard
	Title:	Treasurer

[Signature Page to Second Amended and Restated Pledge and Security Agreement]

ADMINISTRATIVE AGENT:

CITIZENS BANK, N.A. , as Administrative Agent

By:	/s/ Carl S. Tabacjar
	Name:	Carl S. Tabacjar
	Title:	Senior Vice President

[Signature Page to Second Amended and Restated Pledge and Security Agreement]

Schedule 1

Commercial Tort Claims

None.

Schedule 2

Pledged Debt Instruments

None.

Schedule 3

Pledged Equity Interests

Pledged Stock

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest Pledged	Percent Pledged
Saueressig North America, Inc.	Matthews International Corporation	N/A	180 Common Shares	100%
Kenuohua Matthews Electronic Technology (Beijing) Co, Ltd.	Matthews International Corporation	N/A	528,000 Common Shares	66%
Matthews Automation Solutions, LLC	Matthews International Corporation	N/A	100%	100%
Matthews Canada Ltd.	Matthews International Corporation	N/A	33,000 Common Shares	66%
Matthews Industries, Inc.	Matthews International Corporation	5	1,000 Common Share	100%

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest Pledged	Percent Pledged
Matthews International SpA	Matthews International Corporation	N/A	1,650,000 Ordinary Shares	66%
Matthews Marking Systems Sweden AB	Matthews International Corporation	N/A	138,667 Ordinary Shares	66%
Sannipoli Corporation	Matthews International Corporation	11	100 Common Shares	100%
SGK LLC	Matthews International Corporation	N/A	100 units	100%
SLN Group, Inc.	Matthews International Corporation	1	1,000 Common Shares	100%
Matthews Gibraltar Mausoleum & Construction Company	Matthews International Corporation	1	100 Common Shares	100%
Innovative Brand Technology Solutions, LLC	Matthews International Corporation	N/A	100%	100%

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest Pledged	Percent Pledged
Schawk Japan KK	SGK LLC	N/A	1,060 Common Shares	66%
Schawk Worldwide Holdings Inc.	SGK LLC	16	729.375 Common Shares	100%
Aurora Casket Company, LLC	The York Group, Inc.	N/A	100%	100%
Aurora St. Laurent, Inc.	Aurora Casket Company, LLC	3	100 Common Shares	100%
Aurora Casket de Mexico S.de R.L. de C.V.	Aurora Casket Company, LLC	N/A	99%	66%
Matthews Aurora, LLC	The York Group, Inc.	N/A	100%	100%
Schawk USA Inc.	Schawk Holdings Inc.	3	100 Common Shares	100%
Kedzie Aircraft, LLC	Schawk USA Inc.	N/A	100%	100%
Schawk Latin America Holdings LLC	Schawk USA Inc.	N/A	100%	100%
Schawk LLC	Schawk USA Inc.	N/A	100%	100%

Current Legal Entities Owned	Record Owner	Certificate No.	No. Shares/Interest Pledged	Percent Pledged
Schawk Holdings Inc.	Schawk Worldwide Holdings Inc.	15	1,000 Common Shares	100%
MATW North America Holding LLC	Schawk Holdings Inc.	N/A	100%	100%
MATW UK Holding LLP	Schawk Holdings Inc.	N/A	941,285 voting units 53,755 non-voting units	66%
IDL Worldwide, Inc.	Matthews International Corporation	1	100 Common Shares	100%
Milso Industries Corporation	The York Group, Inc.	1	1000 Common Shares	100%
New Liberty Casket Company LLC	The York Group, Inc.	N/A	100%	100%
York Agency, Inc.	The York Group, Inc.	2	1000 Common Shares	100%
York Casket Development Company, Inc.	The York Group, Inc.	1	100 Common Shares	100%
The York Group, Inc.	Matthews International Corporation	1	100 Common Shares	100%

Schedule 4

Organizational Information

Entity	Jurisdiction of Organization	Organizational Identification Number
Matthews International Corporation	Pennsylvania	0000222537
Milso Industries Corporation	Delaware	3976344
The York Group, Inc.	Delaware	2584408
IDL Worldwide, Inc.	Pennsylvania	0003235313
Schawk Holdings Inc.	Delaware	2571226
Schawk Worldwide Holdings Inc.	Delaware	3664957
Schawk USA Inc.	Delaware	2857758
Matthews Aurora, LLC	Delaware	5800731
Aurora Casket Company, LLC	Indiana	2012050900259
SGK LLC	Delaware	5494273

Exhibit A

Form of Copyright Security Agreement

GRANT OF SECURITY INTEREST

COPYRIGHTS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [GRANTOR], a [  ] [limited liability company/limitedliability partnership/corporation] (the “Grantor”), with principal offices at [______________] on this [____] day of [_______], 20[__], assigns and grants to Citizens Bank, N.A., as Administrative Agent (together with its successors and assigns, the “Grantee”) with principal offices at 525 William Penn Place, Pittsburgh, Pennsylvania 15219-0001, a security interest in (i) all of the Grantor’s right, title and interest in and to the copyrights, copyright registrations, copyright applications and copyright licenses (the “Copyrights”) set forth on Schedule A attached hereto and all reissues, extensions or renewals thereof; (ii) all Proceeds (as such term is defined in the Pledge and Security Agreement referred to below) of the Copyrights, (iii) the goodwill of the businesses with which the Copyrights are associated, and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Copyrights or unfair competition regarding the same.

THIS GRANT OF SECURITY INTEREST (this “Grant”), is made to secure the satisfactory performance and payment of all the “Secured Obligations” of the Grantor, as such term is defined in that certain Second Amended and Restated Pledge and Security Agreement among Grantor, the other grantors from time to time party thereto and the Grantee, dated as of [_______], 2024 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”).

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Pledge and Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Pledge and Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall govern. This Grant may be executed in counterparts.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the date referenced above.

[GRANTOR], as Grantor

By:
Name:
Title:

STATE OF

) ss.:

COUNTY OF

On this       day of [         ], 202[ ], before me personally came       who, being by me duly sworn, did state as follows: that he is the        of [GRANTOR], that he is authorized to execute the foregoing Grant on behalf of said corporation and that he did so by authority of the Board of Directors of said corporation.

Notary Public

Schedule A

COPYRIGHTS

Copyright	Copyright Registration Number	Issue Date

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

Exhibit B

Form of Patent and Trademark Security Agreement

GRANT OF SECURITY INTEREST

PATENTS AND TRADEMARKS

FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [GRANTOR], a [    ] [limited liability company/limitedliability partnership/corporation] (the “Grantor”), with principal offices at [______________] on this [____] day of [_______], 20[__], assigns andgrants to Citizens Bank, N.A., as Administrative Agent (together with its successors and assigns, the “Grantee”) with principal offices at 525 William Penn Place, Pittsburgh, Pennsylvania 15219-0001, a security interest in (i) all of the Grantor’s right, title and interest in and to the trademarks, trademark registrations, trademark applications and trademark licenses (the “Trademarks”) set forth on Schedule A attached hereto and all reissues, extensions or renewals thereof; (ii) all of the Grantor’s right, title and interest in and to the patents, patent applications and patent licenses (the “Patents”) set forth on Schedule B attached hereto and all reissues, continuations, continuations-in-part and extensions thereof, in each case together with (iii) all Proceeds (as such term is defined in the Pledge and Security Agreement referred to below) of the Trademarks and Patents, (iv) the goodwill of the businesses with which the Trademarks are associated, and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Trademarks and Patents or unfair competition regarding the same.

THIS GRANT OF SECURITY INTEREST (this “Grant”), is made to secure the satisfactory performance and payment of all the “Secured Obligations” of the Grantor, as such term is defined in that certain Second Amended and Restated Pledge and Security Agreement among Grantor, the other grantors from time to time party thereto and the Grantee, dated as of [_________], 2024 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”).

This Grant has been granted in conjunction with the security interest granted to the Grantee under the Pledge and Security Agreement. The rights and remedies of the Grantee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Pledge and Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Grant are deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall govern. This Grant may be executed in counterparts.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Grant as of the date referenced above.

[GRANTOR], as Grantor

By:
Name:
Title:

SCHEDULE A

TRADEMARKS

TRADEMARK APPLICATIONS

TRADEMARK LICENSES

SCHEDULE B

REGISTERED PATENTS

Patent	Patent Number	Issue Date

PATENT APPLICATIONS

PATENT LICENSES

Exhibit C

Form of Pledge and Security Agreement Supplement

FORM OF PLEDGE AND SECURITY AGREEMENT SUPPLEMENT

THIS PLEDGE AND SECURITY AGREEMENT SUPPLEMENT dated as of 20_ (this “Supplement”) executed and delivered by       a        (the “New Grantor”) in favor ofCitizens Bank, N.A., as Administrative Agent (the “Secured Party”).

WHEREAS, pursuant to that certain Third Amended and Restated Loan Agreement dated as of March 27, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among Matthews International Corporation, a Pennsylvania corporation (the “Company”), the financial institutions from time to time party thereto as “Banks”, and the Secured Party, the Secured Party and the Lenders have agreed to make available to the Company certain financial accommodations on the terms and conditions set forth in the Credit Agreement;

WHEREAS, to secure obligations owing by the Grantors under the Credit Agreement and the other Loan Documents, the Company and each Subsidiary party thereto (together with the Company, each a “Grantor”, and collectively, the “Grantors”) have executed and delivered that certain Second Amended and Restated Pledge and Security Agreement dated as of [_________], 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”) in favor of the Secured Party;

WHEREAS, it is a condition precedent to the continued extension by the Lenders of such financial accommodations that the New Grantor execute this Supplement to become a party to the Pledge and Security Agreement.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Grantor, the New Grantor hereby agrees as follows:

Section 1. Accession to Pledge and Security Agreement; Grant of Security Interest. The New Grantor agrees that it is a “Grantor” under the Pledge and Security Agreement and assumes all obligations of a “Grantor” thereunder, all as if the New Grantor had been an original signatory to the Pledge and Security Agreement. Without limiting the generality of the foregoing, the New Grantor hereby:

(a) mortgages, pledges and hypothecates to the Secured Party for the benefit of the Secured Parties, and grants to the Secured Party for the benefit of the Secured Parties a lien on and security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral of such Grantor, all as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations;

(b) makes to the Secured Parties as of the date hereof each of the representations and warranties contained in Section 4 of the Pledge and Security Agreement (as modified hereby) and agrees to be bound by each of the covenants contained in the Pledge and Security Agreement, including without limitation, those contained in Section 5 thereof; and

(c) consents and agrees to each other provision set forth in the Pledge and Security Agreement,

Section 2. Supplement to Schedules. The information set forth in Exhibit 1 attached hereto is hereby added to the information set forth in Schedules 1 through 4 of the Pledge and Security Agreement as well as the Perfection Certificate attached as Annex I thereto.

SECTION 3. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 4. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Pledge and Security Agreement.

[ Signatures on Next Page]

IN WITNESS WHEREOF, the New Grantor has caused this Pledge and Security Agreement Supplement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GRANTOR]

By:
Name:
Title:

Address for Notices:

Attention:

Telecopy Number: ( )

Telephone Number: ( )

Accepted:

CITIZENS BANK, N.A., as Administrative Agent

By:
Name:
Title:

B-1